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                                                                    EXHIBIT 10.8


                             AGREEMENT NO. 26-12/97

This Agreement ("the Agreement") is made and entered into this 26th day of December, 1997 in Moscow between

Telecommunications of Moscow, a closed joint-stock company duly organized under the laws of the Russian Federation, with its legal address being 27/29 str. 2 Smolenskaya-Sennaya Square, Moscow, 119121, Russian Federation ("TCM") and Company MTU-Inform, a limited partnership duly organized under the laws of the Russian Federation, with its legal address being 27/29 str. 2 Smolenskaya-Sennaya Square, Moscow, 119121, Russian Federation ("MTU-Inform"), collectively referred to as "the Seller," on the one part,

                                       and

Vympel-Communications, an open joint-stock company duly organized under the laws of the Russian Federation, with its legal address being 10-12 8-go Marta St., Moscow, 125083, Russian Federation ("VympelCom"), referred to as "the Buyer," on the other part, collectively referred to as "the Parties" and individually as "the Party."

WHEREAS VympelCom acting on the basis of License No. 1600 of the Ministry of Telecommunications of the Russian Federation for the provision of mobile telephone communication services desires to receive for use the telecommunications products and services of the modern digital network ("Products and Services") to provide them to its clients;

WHEREAS TCM and MTU-Inform acting on the basis of respective Licenses No. 5846 and 5840 of the Ministry of Telecommunications of the Russian Federation for the provision of local telephone communication services offer the said telecommunications products and services of the modern digital network and desire to provide them to the Buyer;

WHEREAS on December 4, 1995 the Parties signed General Agreement No. S/41295 on the terms and conditions for the provision of the Products and Services and the corresponding agreements for the provision of services in 1996 and 1997;

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein the Parties hereto agree as follows:

       ARTICLE 1. SUBJECT OF THE AGREEMENT AND OBLIGATIONS OF THE PARTIES

SUBJECT:

1.1. Provision of local, long-distance and international communication services to the Buyer's clients through operation of a system which includes the access means for the Buyer's subscribers and the means for the provision of the Products and Services as set forth herein, including Annex 1 hereto.

OBLIGATIONS OF THE PARTIES:

1.2. The Seller shall:


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1.2.1. Provide seventy thousand (70,000) numbers of the Moscow telephone network to the Buyer in 1998. At the Buyer's request the Seller shall provide to the Buyer an additional ten thousand (10,000) numbers of the Moscow telephone network. Upon receipt of the request the Seller shall in advance inform the Buyer in writing about concrete numbers and the date when the corresponding groups of the number capacity are to be connected to the Moscow telephone network.

1.2.2. Ensure for the telephone numbers allocated to the Buyer the possibility of outgoing and incoming long-distance and international communication through the network of Sovintel (code 501) and Rostelecom (code 095).

1.2.3. Provide the Products and Services indicated in Annex 1 to the subscribers of the Buyer's network.


1.3. The Buyer shall:

1.3.1. Provide to its clients the entire range of the Products and Services envisaged hereunder and make these services accessible through its switch.

1.3.2. Make full and prompt payments in respect of the Products and Services provided for the telephone numbers received by the Buyer hereunder.

1.4. On a mutual basis the Parties shall:

1.4.1. Carry on their activity in accordance with the Federal Law on the Telecommunications, "Rules for Connection of Departmental and Dedicated Telecommunications Networks to the Public Telecommunications Network" approved by Resolution of the Russian Federation Government No. 1254 of October 19, 1996, other applicable regulatory documents in the field of telecommunications.

1.4.2. Bear individual responsibility to the State Committee for Telecommunications and Informatization of the Russian Federation, Gossvyaznadzor of the Russian Federation and other government agencies for the operation of their own communication facilities within the framework of their licenses, including responsibility for prompt execution of operational documents.

1.4.3. Comply with all statutory acts relating hereto.

1.4.4. Notify each other about the performance of all kinds of maintenance or repair operations and about emergencies that may affect the communications Services provided to the subscribers hereunder.

     ARTICLE 2. TERM OF THE AGREEMENT AND PROVISION OF PRODUCTS AND SERVICES

The Agreement shall come into force from the date on which it is signed. The term of the Agreement is indicated in Annex 1 hereto.

                 ARTICLE 3. ORDER FOR THE PRODUCTS AND SERVICES

The Seller shall provide to the Buyer the Products and Services listed in Annex 1 and additional Products and Services on the Buyer's requests in accordance with the Addenda hereto.


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   ARTICLE 4. TERMS AND CONDITIONS FOR PROVISION OF THE PRODUCTS AND SERVICES

4.1. The Seller hereby appoints the Buyer and the Buyer accepts the appointment, in accordance with the provisions hereof, to act as the Seller's agent for further provision of the Products and Services.

On the basis on an agreement with the Seller the Buyer shall have the right to transfer the Products and Services to its subsidiaries in an established procedure.

4.2. The Seller shall be an exclusive operator in the provision of long-distance and international communication services for the numbers provided by the Seller hereunder. The Buyer shall make arrangements to allow its clients access to the services of the long-distance and international network provided by the Seller.

In any case, the Buyer shall not offer its clients the terms and prices for the Buyer's services more advantageous for the client than the terms and prices for the Buyer's services using the Seller's numbers in respect of the outgoing long-distance and international communication services, and the breach of this provision shall be regarded as a material breach in the meaning of Article 11 hereof.

4.3. Throughout the term of this Agreement the Buyer shall buy Moscow telephone numbers only from the Seller and hereby undertakes to transfer numbers to the Buyer in a quantity sufficiently large for sale to all Buyer's clients who desire to purchase cellular communication services from the Buyer in accordance with Clause 1.2.1 hereof. This provision may be changed only on the basis of a written agreement between the Parties. The breach of the Buyer's obligation set forth in this Clause 4.3 hereof shall constitute a material breach in the meaning of Article 11 hereof.

On the basis of an agreement between the Parties a part of the number capacity indicated in Clause 1.2.1 hereof may be allocated to another subsidiary of MTU-Inform under a separate agreement with VympelCom, which shall be signed on the same terms and conditions as this Agreement.

                ARTICLE 5. PRICES, TARIFFS, TERMS OF SETTLEMENTS

The current prices and tariffs for the provided Products and Services and the terms of settlements between the Parties are set forth in Annex 1 hereto.

                           ARTICLE 6. CONFIDENTIALITY

6.1. Throughout the term of this Agreement and for a period of five (5) years after its expiry, unless the disclosing Party agrees otherwise in writing, the release of, access to or use of the proprietary information disclosed by the disclosing Party to the receiving Party shall be restricted to those employees and officials of the receiving Party's organization who must know the proprietary information in order to allow the receiving Party property to perform its obligations hereunder. The receiving Party shall keep the received proprietary information confidential using the same degree of care as it uses to protect its own proprietary information but in no case any less degree than reasonable care. Without a prior written consent of the disclosing Party the receiving Party shall not disclose any proprietary information to any third party and shall not use such proprietary information for its own benefit or for the benefit of any third party.

6.2. The obligations imposed by Clause 6.1 hereof shall not apply to the proprietary information:

(1) which has become public knowledge through no fault of the receiving Party;



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(2) which has already been lawfully received by the receiving Party and to which
Confidentiality Clause 6.1 is not applied;

(3) which is released pursuant to the binding order of a government agency or a court, provided that prior to such release the receiving party shall inform the disclosing Party to this effect in the maximum degree possible under these circumstances.

6.3. All proprietary information disclosed hereunder shall be provided temporarily, exclusively for use by the Parties in the performance of their obligations.

6.4. The Party which has received proprietary information from the other Party in writing shall, upon a written request of the other Party, promptly return the original and all copies of the received information to its proprietor.

6.5. All public reports, including press releases relating to the Agreement or its performance shall be agreed upon by the Parties before they are submitted for publication.

                       ARTICLE 7. LIABILITY OF THE PARTIES

The Parties shall be held liable for the breach of the provisions of this Agreement and Annexes thereto subject to the provisions of applicable laws of the Russian Federation and this Agreement.

      ARTICLE 8. WARRANTIES, CROSS INDEMNIFICATION, LIMITATION OF LIABILITY

8.1. Neither the Seller nor any third party providing the Products and Services make any warranty, explicit or implicit, including but not limited to the warranties for suitability or fitness for a particular application or purpose, other than the warranties clearly set forth herein. The Parties understand that this section concerns the Buyer and its buyers of the Products and Services.

8.2. The Seller shall not be held liable for any damages, losses, claims and other expenses which the Buyer or any third party may suffer because of the acts or omissions for which the Buyer, its employees, agents, other representatives or guests are responsible and the Buyer agrees to indemnify and hold the Seller harmless from and against any and all such damages, losses, claims and other expenses. Likewise, the Buyer shall not be held liable for any damages, losses, claims and other expenses which the Seller or any third party may suffer because of the acts or omissions for which the Seller, its employees, agents, other representatives or guests are responsible and the Seller agrees to indemnify and hold the Buyer harmless from and against any such damages, losses, claims and other expenses. These cross indemnifications shall survive the expiration or earlier termination of the Agreement.

8.3. Neither Party shall be held liable to the other Party for any lost profit and other indirect losses claimed or suffered by the other Party hereto or any third party, which are due to or result from the first Party's performance or failure to perform hereunder.

8.4. The Buyer shall be fully responsible for the use of the Products and Services provided by the Seller and shall indemnify the Seller from and against any claims arising from the improper use of the Products and Services by the Buyer.

                            ARTICLE 9. FORCE MAJEURE

9.1. The Parties shall not be held liable for any delays in the performance of or for any failure to perform their obligations hereunder if the delays or failures were caused by circumstances or


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factors beyond the control of the Parties, such as a war (including civil war);
riots; sabotage; embargoes; fires; floods or other acts of God; explosions; acts or omissions of the government of Russia or other governments; strikes. All such circumstances shall be regarded as Force Majeure. Immediately upon receipt of information about occurrence of a Force Majeure event which delays or affects otherwise the performance of this Agreement the Parties shall inform each other to this effect in writing.

9.2. The Parties shall not be held liable for any damages, losses, claims or other expenses which they may suffer as a result of any of such Force Majeure events.

9.3. If a material breaches of or default under this Agreement due to Force Majeure lasts longer than one hundred and eighty (180) days, either Party may terminate this Agreement by serving a thirty days' written notice of termination on the other Party.

                             ARTICLE 10. ARBITRATION

10.1. If any differences arise between the Seller and the Buyer out of or in connection with this Agreement or the performance by a Party of or its failure to perform the obligations hereunder the Parties shall use their best efforts to settle these differences amicably by negotiation to be held by their general directors or authorized representatives.

10.2. If the differences cannot be resolved by negotiation, the dispute shall be submitted to the International Commercial Arbitration Court at the Chamber of Commerce and Industry of the Russian Federation subject to applicable laws of the Russian Federation.

                    ARTICLE 11. TERMINATION OF THE AGREEMENT

11.1. Should either Party commit a material breach of its obligations or other provisions hereof, the other Party hereto shall have the right to terminate this Agreement if this breach or non-performance is not remedied within thirty (30) days upon receipt of a written notice of the breach or non-performance and if all possibilities for the settlement have been exhausted.

Upon termination of this Agreement the Seller shall cease provision of the Products and Services to the Buyer and the Buyer shall cease to use the Products and Services.

11.2. If one of the Parties terminates this Agreement because the other Party commits a material breach of its obligations, the Buyer shall pay the Seller the sums due to the Seller for the use of the Products and Services up to the date of termination of the Agreement and the Seller shall accept its property, if any, from the Buyer.

11.3. If the Buyer intends to terminate this Agreement fully or partially on its own initiative before expiration of the term of the Agreement indicated in Annex 1 hereto, the Buyer shall notify the Seller in writing of its intent to partially or fully suspend or to terminate this Agreement at least twelve (12) months prior to the planned date of suspension or termination. Upon receipt of such notice the Parties shall agree and sign an appropriate Addendum hereto setting forth the procedure for the return of the Seller's number capacity which is the subject hereof from the Buyer to the Seller and for compensation of the Seller for financial losses resulting from the partial or full termination of the Agreement, particularly, the losses due to the non-use of such numbers during a definite period.

                               ARTICLE 12. NOTICES

Except as otherwise provided herein all notices required or permitted to be given hereunder shall be in writing addressed as follows:


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FOR ZAO TCM:
27-29 str. 4 Smolenskaya-Sennaya Square, Moscow, 119121
Attention: General Director
Telephone: 967-33-00
Fax: 967-33-66.

FOR COMPANY MTU-INFORM:
27-29 str. 2 Smolenskaya-Sennaya Square, Moscow, 119121
Attention: General Director
Telephone: 258-78-78
Fax: 258-78-50.

FOR VYMPELCOM:
10-12 8-go Marta St., Moscow, 125083, Russian Federation
Attention: General Director
Telephone: 212-05-12
Fax: 214-09-62

Either Party shall inform the other Party of changes in its address in the manner set forth above.

                        ARTICLE 13. WAIVER. SEVERABILITY

If any provision hereof is held to be invalid or contrary to applicable laws of the Russian Federation the remainder hereof shall remain legally valid.

                            ARTICLE 14. GOVERNING LAW

This Agreement shall be construed and performed by the Parties in accordance with applicable laws of the Russian Federation.

                ARTICLE 15. ASSIGNMENT OF RIGHTS AND OBLIGATIONS

Except as otherwise provided herein neither the Seller nor the Buyer shall assign, transfer or dispose otherwise of this Agreement or any rights and obligations thereunder without a prior written consent of the other Party hereto.

                ARTICLE 16. TRADE NAME AND TRADEMARK REQUIREMENTS

16.1. The Buyer shall recognize all trade names, trade marks and service marks used in connection with the Products and Services. The Buyer's right to use the Seller's trade name and/or trademark shall be subject to the Seller's consent.

16.2. In advertising, contracting or dealing with third parties the Buyer shall not refer to the Products and Services by any trade names, trademarks or service marks other than those approved by the Seller.

16.3. Upon termination of the Agreement the Buyer shall discontinue all such uses or any representations in respect of the Services, which suggest that the Buyer is still using the Services.

16.4. The obligations assumed by the Buyer under this Clause 16 shall survive expiration or early termination of the Agreement.


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                              ARTICLE 17. ENTIRETY

17.1. This Agreement, including annexes and addenda hereto, shall constitute the entire agreement between the Seller and the Buyer in respect of the subject matter hereof and shall supersede and replace all prior understandings, whether written or oral, relating to the subject matter hereof, with the exception of General Agreement No. S/41295 of December 4, 1995 insofar as it does not contradict the provisions hereof.

All modifications hereto shall be in writing and shall be signed by all Parties hereto.

17.2. Simultaneously with or subsequent to the signing of this Agreement the Parties may accept and sign Addenda hereto indicating all terms and conditions that may supplement, amend, change or replace the terms and conditions hereof. In such cases, the Addenda shall be regarded as an integral part hereof and the terms and provisions of the Addenda shall prevail.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement in the Russian language in 3 copies, one copy for each Party.

ZAO TCM                Company MTU-Inform              AO VympelCom
(Signed)               (Signed)                        (Signed)
General Director       1st Deputy General Director     General Director
                       Round seal
Round seal                                             Round seal